Exhibit 2.2

Deed of Adherence

THIS DEED OF ADHERENCE is made on

BETWEEN:

(1)	OLIVE PARTNERS S.A., a Spanish company with registered office at Paseo de la Castellana 259-C, planta 9, 28046, Madrid, Spain, and Spanish tax identification number A-87417820 (“Olive HoldCo”);

(2)	EUROPEAN REFRESHMENTS, with its corporate seat in Drogheda, County Meath, Ireland, registered in the Companies Registration Office Dublin under no. 403110 (“Red 1”), COCA-COLA GESELLSCHAFT MIT BESCHRÄNKTER HAFTUNG, with its corporate seat in Berlin, registered in the commercial register of the local court (Amtsgericht) of Charlottenburg under HRB 88247 B (“Red 2”) and VIVAQA BETEILIGUNGS GMBH & CO. KG, with its corporate seat in Berlin, registered in the commercial register of the local court (Amtsgericht) of Charlottenburg under HRA 39236 B (“Red 3”) (Red 1, Red 2 and Red 3 together, “Red”);

(3)	COCA-COLA ENTERPRISES, INC., a Delaware corporation with its principal office at 2500 Windy Ridge Parkway, Atlanta GA 30339, United States of America (“White”);

(4)	COCA-COLA IBERIAN PARTNERS, S.A., a Spanish company with registered office at Paseo de la Castellana, 259-C (Torre de Cristal), Floor 9, 28046, Madrid and Spanish tax identification number A-86,561,412 (“Olive”);

(5)	COCA-COLA EUROPEAN PARTNERS LIMITED (formerly SPARK ORANGE LIMITED), a private limited company organized under the laws of England (“Orange”);

(6)	ORANGE U.S. HOLDCO, LLC, a limited liability company formed under the laws of the State of Delaware (“US HoldCo”); and

(7)	ORANGE MERGECO, LLC, a limited liability company formed under the laws of the State of Delaware (“MergeCo”, together with Olive, Red, White, Orange and US HoldCo, the “Original Parties”).

WHEREAS:

(A)	Pursuant to an agreement dated 6 August 2015 (the “Transaction Master Agreement”), as amended, supplemented and/or restated from time to time, Red, White and Olive agreed to combine their respective NARTD beverage bottling businesses in western Europe in the manner, on the terms, and subject to the conditions set out in the Transaction Master Agreement (the “Transaction”). In connection with the Transaction, it was agreed that Olive HoldCo be incorporated as a new holding company with the intention that it should acquire the entire issued share capital of Olive by Completion, and that Olive HoldCo should adhere to the Transaction Master Agreement.

(B)	No less than 80% of the Olive Shares have been transferred to Olive HoldCo in accordance with the Olive Framework Agreement.

(C)	This Deed is entered into further to clause 18.3 of the Transaction Master Agreement.

THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

Capitalised terms used and not otherwise defined herein shall have the meaning given to them in the Transaction Master Agreement.

2.	ADHERENCE

2.1	Olive HoldCo hereby unconditionally and irrevocably adheres to and from the date hereof shall be bound by the provisions of the Transaction Master Agreement and undertakes to perform, discharge and be subject to the obligations specified in respect of it and of Olive thereunder, as if Olive HoldCo were a Party to the Transaction Master Agreement.

2.2	Further, Olive HoldCo hereby unconditionally and irrevocably and by novation assumes, and shall, from the date hereof, exercise, perform and discharge, Olive’s rights and obligations under the Transaction Master Agreement (including with respect to any accrued liabilities and obligations whether arising on, before or after the date of this Deed) in their entirety, which shall, upon such assumption and novation, cease to bind or benefit Olive.

2.3	Each of the Original Parties accepts and consents and agrees to such adherence and novation, and (without prejudice to, and conditional upon, Olive HoldCo’s assumption of such liabilities and obligations) releases Olive from its liabilities and obligations under the Transaction Master Agreement.

2.4	This Deed is made for the benefit of (i) the Original Parties, and (ii) any other Person(s) who, after the date of the Transaction Master Agreement (whether prior to or after the date of this Deed) adhere to the Transaction Master Agreement.

3.	MISCELLANEOUS

3.1	The address and facsimile of Olive HoldCo for the purposes of clause 22 (Notices) of the Transaction Master Agreement are as follows:

Paseo de la Castellana, 259-C (Torre de Cristal), 78

Planta 9, 28046, Madrid

Attention: Ms. Isabela Pérez Nivela, General Counsel

Fax: +34 913075807

E-mail: iperezn@cciberianpartners.com

with a copy to their counsel:

Allen & Overy LLP, One Bishops Square, London E1 6AD,

United Kingdom (marked for the attention of Edward Barnett) fax

+44203 088 0088, email Edward.Barnett@AllenOvery.com

Uría Menéndez Abogados, S.L.P., Avenida Diagonal 514, 08006,

Barcelona, Spain (marked for the attention of Antonio Herrera and

Eduardo Bagaría), fax +34 93 416 51 11, e-mail,

Antonio.Herrera@uria.com; Eduardo.Bagaria@uria.com

3.2	The provisions of clauses 11 (Confidentiality and Announcements), 15 (Costs and Transaction Fee), 16 (Further Assurance), 17 (Assignment), 18.1 (of clause 18 (Third Party Rights; Olive HoldCo Adherence)), 19 (Variation and Waiver), 20 (Invalidity), 22 (Notices) and 23 (Miscellaneous) of the Transaction Master Agreement shall apply to this Deed as if set out in full herein, mutatis mutandis.

3.3	This Deed and any non-contractual obligations arising out of it shall be governed by and construed in accordance with English law.

3.4	Any dispute, controversy or claim arising out of, relating to or in connection with this Deed, including any dispute regarding its validity or termination, or the performance or breach thereof, as well as any non-contractual obligations arising out of or in connection with it, shall be subject to the jurisdiction of the English courts, to which the parties hereto hereby submit. Each of the parties hereto hereby waives any objection to any proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inappropriate forum.

3.5	Olive HoldCo shall at all times maintain an agent for service of process in England in relation to any matter arising out of or in connection with this Deed or with the Transaction Master Agreement. Such agent as at the date of this Deed shall be Law Debenture Corporate Services Limited (Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom) and service of any claim form, judgment or other notice of legal process shall be sufficiently served on Olive HoldCo if served upon such agent. Olive HoldCo shall inform the other parties hereto in writing of any change in its process agent or the address of its process agent within seven days of such change. Olive HoldCo shall appoint a new process agent if its original process agent ceases to have an address in England and shall give notice in writing to the other parties hereto of such new process agent within seven days of its appointment.

IN WITNESS WHEREOF this Deed has been executed as a DEED and delivered on the date stated at the beginning of it.

[Remainder of page intentionally blank – signature page to follow]

Executed and delivered as a deed by	)
Olive Partners, S.A.	)
by: Sol Daurella	)
	)	/s/ Sol Daurella
)
)
)
(authorised signatory / attorney)

in the presence of:

/s/ Mar Pal
(witness signature)

Mar Pal
(witness’ name)

Av. Països Catalans, 32

08950-Esplugues de Llobregat
(witness’ address)

Executed and delivered as a deed by	)
European Refreshments	)
by:	)
	)	/s/ Todd Grice
)
)
)
(authorised signatory /attorney in fact)

in the presence of:

/s/ Gina Marie Gaines
(witness signature)

Gina Marie Gaines
(witness’ name)

7500 Roswell Road, Unit 82

Atlanta, GA 30350
(witness’ address)

Executed and delivered as a deed by	)
Coca-Cola Gesellschaft mit beschränkter Haftung	)
by:	)	/s/ Barbara Körner
Barbara Körner	)
“General Manager”	)
	)	ppa /s/ Georges Lahoud
Georges Lahoud	)
“Procurist”		(authorised signatory)

in the presence of:

/s/ Marlies Korneck
(witness signature)

Marlies Korneck
(witness’ name)

Stralauer Allee 4,

10245 Berlin, Germany
(witness’ address)

Executed and delivered as a deed by	)
Vivaqa Beteiligungs GmbH & Co. KG	)
by:	)
	)	/s/ Barbara Körner
Barbara Körner	)
“General Manager”	)
)
(authorised signatory)

in the presence of:

/s/ Marlies Korneck
(witness signature)

Marlies Korneck
(witness’ name)

Stralauer Allee 4,

10245 Berlin, Germany
(witness’ address)

Executed and delivered as a deed by	)
Coca-Cola Enterprises, Inc.	)
by:	)
)
)
)
	)	/s/ John R. Parker, Jr.
(authorised signatory / attorney)

in the presence of:

/s/ Suzanne N. Forlidas
(witness signature)

Suzanne N. Forlidas
(witness’ name)

2500 Windy Ridge Parkway

Atlanta, GA 30339
(witness’ address)

Executed and delivered as a deed by	)
Coca-Cola Iberian Partners, S.A.	)
by: Sol Daurella	)
	)	/s/ Sol Daurella
)
)
)
(authorised signatory / attorney)

in the presence of:

/s/ Mar Pal
(witness signature)

Mar Pal
(witness’ name)

Av. Països Catalans, 32

08950-Esplugues de Llobregat
(witness’ address)

Executed and delivered as a deed by	)
Coca-Cola European Partners Limited	)
by:	)
	)	/s/ Isabela Pérez Nivela
)
)
)
(authorised signatory / attorney)

in the presence of:

/s/ Esther Coll
(witness signature)

Esther Coll
(witness’ name)

(witness’ address)

Executed and delivered as a deed by	)
Orange U.S. HoldCo, LLC	)
by:	)
	)	/s/ Isabela Pérez Nivela
)
)
)
(authorised signatory / attorney)

in the presence of:

/s/ Esther Coll
(witness signature)

Esther Coll
(witness’ name)

(witness’ address)

Executed and delivered as a deed by	)
Orange MergeCo, LLC	)
by:	)
	)	/s/ Isabela Pérez Nivela
)
)
)
(authorised signatory / attorney)

in the presence of:

/s/ Esther Coll
(witness signature)

Esther Coll
(witness’ name)

(witness’ address)